SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Poet Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 11, 2002

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of POET HOLDINGS, INC. (the Company), a Delaware corporation, will be held on June 11, 2002 at 10:00 a.m., local time, at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California 94404, for the following purposes:

1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

2. To ratify the appointment of Deloitte & Touche LLP as independent public auditors to the Company for the fiscal year ending December 31, 2002 (Proposal Two); and

3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Stockholders of record at the close of business on April 15, 2002, are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

Sincerely,

/s/ JERRY WONG
JERRY WONG
Assistant Secretary

San Mateo, California

May 17, 2002

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS
APPENDIX A

POET HOLDINGS, INC.

999 Baker Way,
Suite 200
San Mateo, California 94404

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of POET HOLDINGS, INC. (the Company) for use at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California 94404, on June 11, 2002, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number at the address above is (650) 577-2500.

      These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2002 will first be mailed on or about May 20, 2002, to all stockholders entitled to vote at the meeting.

      THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO POET HOLDINGS, INC., 999 BAKER WAY, SUITE 200, SAN MATEO, CALIFORNIA 94404, ATTN: JERRY WONG, VICE PRESIDENT OF FINANCE.

Record Date and Share Ownership

      Stockholders of record at the close of business on April 15, 2002 (the Record Date) are entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof. The Company has one series of Common Shares outstanding, designated Common Stock, $0.001 par value per share. As of the Record Date, 10,876,912 shares of the Company’s Common Stock were issued and outstanding and held of record by approximately 63 stockholders. As of the Record Date, no shares of the Company’s Preferred Stock were outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Company at its principal offices (Attention: Jerry Wong, Vice President of Finance) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) attending the meeting and voting in person.

Voting

      On all matters each share has one vote. See Proposal One — Election of Directors — Vote Required.

Solicitation of Proxies

      This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the Inspector) who will be an employee of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. Our Bylaws provide that a quorum consists of one-third of shares entitled to vote and present or represented by proxy at the meeting. Delaware law provides that a quorum may be no lower than one-third of shares entitled to vote and present or represented by proxy at the meeting.

      The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of Deloitte & Touche LLP, as independent auditors of the Company for the fiscal year ending December 31, 2002; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

      If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

      In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than February 11, 2003, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company’s 2003 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than April 28, 2003, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company’s Annual Meeting in 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      In February 2000, the Board of Directors changed the fixed number of directors from seven (7) to five (5). Four (4) directors are to be elected at the Annual Meeting of Stockholders, with one vacancy remaining. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s four nominees named below, each of whom is currently a director of the Company. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting, or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

      The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

      The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of the Record Date, are set forth below.

		Director
Name of Director	Age	Since	Position with the Company

Dirk Bartels	42	1995	President, Chief Executive Officer and Director of the Company
Dr. Gert Köhler(1)(2)	52	1995	Director
Dr. Herbert May(1)(2)	52	2000	Director
Gerhard Schulmeyer(2)	62	2001	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

      One of the five seats for directors will remain open until such time as the Board of Directors and the Company select a nominee. There is no family relationship between any director or executive officer of the Company.

      Dirk Bartels is a co-founder of POET Holdings, Inc., and has served as President and Chief Executive Officer since we commenced our operations in March 1995. Prior to that time, Mr. Bartels served as a General Manager of our subsidiary Poet Software GmbH. Mr. Bartels has served as a director of our company since March 1995 and has acted as our Chairman of the Board since December 1996. Mr. Bartels received a Master of Science in Computer Science from the Technical University in Berlin, Germany.

      Dr. Gert Köhler has served as a director of POET Holdings, Inc. since March 1995 and has served as a member of the compensation committee since January 1999 and as a member of the audit committee since September 1999. From February 2000 through June 2001, Dr. Köhler was a Managing Director of 3i Europe PLC, a venture capital and private equity company. Prior to that, Dr. Köhler was a Managing Director with Technologieholding, a venture capital company, from October 1987 to February 2000. Dr. Köhler holds Masters degrees in Solid State Physics and in Mathematics from the University of Stuttgart, a Masters degree in Operational Research from the University of Grenoble, and a Ph.D. in Mathematics from Institute de

Recherche Mathematique Applique in France and a Master of Science in Business Administration from Institute d’Administration Enterprise in France.

      Dr. Herbert May has served as a director of POET Holdings, Inc. since November 2000. Dr. May has held several leading positions at Alcatel in both Stuttgart and Paris. His last position at Alcatel was Head of the Business Systems division. In 1994, Dr. May acting in the position of CEO took a leading role in establishing DeTeSystems in Frankfurt. In 1995, he was appointed to the board of Deutsche Telekom AG, where he was responsible for large business customers, multimedia and systems solutions. Today, Dr. May manages his own consulting and investment company and is a member of the advisory boards of several IT and Multimedia companies.

      Gerhard Schulmeyer has served as a director of POET Holdings, Inc. since May 2001. Mr. Schulmeyer is a Professor of Practice at MIT’s Sloan School of Management. He holds degrees in Engineering and Management from TU Frankfurt and MIT. Mr. Schulmeyer was President and CEO of Siemens Corporation and responsible for Siemens’s U.S. operations until December 2001. From 1994 to 1999 he was President and CEO of Siemens Nixdorf. He headed ABB’s American business from 1990 to 1994. He has also held additional executive positions at Motorola, Sony-Wega and Braun Electric. Mr. Schulmeyer serves on a number of corporate boards, including Korn/ Ferry, Alcan, Ingram Micro, Zurich Financial Services, FirePond and PartMiner.

Director Compensation

      In fiscal year 2001, members of the Board of Directors were not compensated in cash for their services as members of the Board of Directors, although they were reimbursed for some of their expenses incurred in connection with attendance at Board and Committee meetings. Under the Company’s 1995 Stock Plan, nonemployee directors are eligible to receive stock option grants at the discretion of the Board of Directors. In addition, the Company’s 1999 Director Stock Option Plan (the Director Option Plan) was initially adopted by the Board of Directors on September 15, 1999, and was initially approved by the stockholders on November 4, 1999. An amendment to the Director Option Plan was approved by the Board of Directors on March 28, 2001 and by the Stockholders at the 2001 Annual Meeting of Stockholders. The Director Option Plan provides for the automatic and non-discretionary grant of a non-statutory stock option to purchase 40,000 shares of the Company’s Common Stock to each non-employee or outside director on the later of the effective date of the Director Option Plan or the date on which such person becomes a director. Thereafter, each outside director will be automatically granted a non-statutory stock option to purchase 10,000 shares of Common Stock on the date of each Annual Meeting of Stockholders if, on such date, he or she remains an outside director and has served on the Board for at least the six months preceding the Annual Meeting. The initial option grant vests 25% one year after the date of grant and an additional 25% each anniversary of the date of grant thereafter, provided that the optionee continues to serve as an outside director. Each subsequent option grant shall vest 100% four years after the date of grant. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

Board Meetings and Committees

      The Board of Directors of the Company held a total of nine (9) meetings during the fiscal year ended December 31, 2001. No director serving during such fiscal year attended fewer than 100% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees: the Audit Committee and the Compensation Committee.

The Audit Committee

      The Audit Committee of the Board of Directors, which consists of independent, non-employee directors Dr. Köhler, Dr. May and Mr. Schulmeyer, was established on September 15, 1999 and met four times in the last fiscal year. The Audit Committee recommends engagement of the Company’s independent public accountants. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company’s independent public accountants and for reviewing and evaluating the Company’s accounting procedures and its system of internal accounting controls. The Board of Directors has adopted a written charter for the Audit Committee, which charter is attached hereto as Appendix A.

The Compensation Committee

      The Compensation Committee of the Board of Directors, which consists of Dr. Köhler and Dr. May, met one time during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the compensation of all of our officers and directors, including stock compensation and loans, and establishes and reviews general policies relating to the compensation of the Company’s employees.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2001, none of the members of the compensation committee was an officer or employee of the Company. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Vote Required

      Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the four candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Voting — Quorum; Abstentions; Broker Non-Votes.”

MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

      The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or a ratification, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection.

      Deloitte & Touche LLP has audited the Company’s financial statements since the fiscal year ended 1995. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP to the Company for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ending December 31, 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ending December 31, 2001 were approximately $197,000.

Financial Information Systems Design and Implementation Fees

      There were no professional services rendered by Deloitte & Touche LLP in the fiscal year ended December 31, 2001 relating to financial information systems design and implementation.

All Other Fees

      The aggregate fees billed by Deloitte & Touche LLP to the Company for all other services rendered, including attestation fees for SEC and other registration statements, due diligence fees on corporate development efforts and tax planning and compliance fees, for the fiscal year ending December 31, 2001 were approximately $44,500.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 31, 2002, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 10,876,912 shares of Common Stock outstanding as of March 31, 2002. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

	Number of	Percent of
Names and Addresses of Beneficial Owners(1)	Shares	Total

Officers and Directors:
Dirk Bartels(2)	792,461	7.29%
David Guinther(3)	43,611	*
Robert Helgerth(4)	64,583	*
Michael Hogan(5)	61,732	*
Jerome Lecoeur	—	—
Herbert May(6)	5,000	*
Gerhard Schulmeyer(7)	10,000	*
Volker Smid	—	—
Jörg Tewes(8)	12,293	*
Jochen Witte(9)	417,206	3.84%
Jerry Wong(10)	54,572	*
Gert Köhler(11)	565,436	5.20%
All directors and executive officers as a group (12 persons)	2,026,894	18.63%
5% Stockholders:
European Technologies Holding N.V.(12)	1,102,444	10.14%
De Biender 5
NL-1852 ED Heiloo, The Netherlands
Sigma Partners(13)	552,670	5.08%
2884 Sand Hill Road, Suite 121
Menlo Park, CA 94025

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address of each officer, director or 5% stockholder is c/o POET Holdings, Inc., 999 Baker Way, Suite 200, San Mateo, California 94404.

(2)	Includes 10,625 shares issuable upon exercise of options held by Mr. Bartels exercisable within 60 days of March 31, 2002.

(3)	Includes 31,505 shares issuable upon exercise of options held by Mr. Guinther exercisable within 60 days of March 31, 2002.

(4)	Includes 64,583 shares issuable upon exercise of options held by Mr. Helgerth exercisable within 60 days of March 31, 2002.

(5)	Includes 25,433 shares issuable upon exercise of options held by Mr. Hogan exercisable within 60 days of March 31, 2002.

(6)	Includes 5,000 shares issuable upon exercise of options held by Dr. May exercisable within 60 days of March 31, 2002.

(7)	Includes 10,000 shares issuable upon exercise of options held by Mr. Schulmeyer exercisable within 60 days of March 31, 2002.

(8)	Includes 1,250 shares subject to repurchase by us, which lapses over time.

(9)	Includes 108,000 shares held by Mrs. Witte, and also includes 10,625 shares and 864 shares issuable upon exercise of an option held by Mr. Witte and Mrs. Witte, respectively, exercisable within 60 days of March 31, 2002.

(10)	Includes 25,249 shares issuable upon exercise of options held by Mr. Wong exercisable within 60 days of March 31, 2002.

(11)	Comprised of 555,436 shares held by Köhler Technovision Vermogensverwalrungs KG (Am Eschenhorst 20, 61381 Friedrichsdorf) and 10,000 shares issuable upon exercise of options held by Dr. Köhler exercisable within 60 days of March 31, 2002.

(12)	Comprised of 1,084,877 shares and a warrant to purchase 17,567 shares held by European Technologies Holding N.V. Mr. Albertus G.J. Lucassen is the sole managing director of European Technologies Holding N.V. and thus may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by European Technologies Holding N.V. Mr. Lucassen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13)	Includes (i) 475,965 shares and a warrant to purchase 7,207 shares held by Sigma Partners III, (ii) 59,333 shares and a warrant to purchase 1,783 shares held by Sigma Associates III, and (iii) 8,184 shares and a warrant to purchase 198 shares held by Sigma Investors III. Sigma Partners III, Sigma Associates III and Sigma Investors III are affiliated with Sigma Partners. Mr. Jamieson was a director of POET Holdings from April 7, 1995, to December 1, 1999, and is a general partner of Sigma Partners and may be deemed to control Sigma Partners III, Sigma Associates III and Sigma Investors III. Accordingly, Mr. Jamieson may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Sigma Partners III, Sigma Associates III and Sigma Investors III. Mr. Jamieson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the five next most highly compensated executive officers of the Company (the Named Executive Officers) for services rendered in all capacities to the Company in the fiscal years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal				Underlying	All Other
Name and Principal Positions	Year	Salary($)(a)		Bonus($)(a)	Options(#)	Compensation($)(a)

Dirk Bartels	2001	$223,119		$—	30,000	$13,555	(f)
President, Chief Executive	2000	223,774		10,000	—	1,535	(e)
and Director	1999	214,793		325	—	433	(e)
David Guinther	2001	192,182	(b)	—	12,000	311	(e)
Vice President of North	2000	216,373	(c)	—	10,000	120	(e)
American Operations —	1999	231,419	(l)	325	40,000	303	(e)
FastObjects
Robert Helgerth	2001	160,411	(d)	—	70,000	6,020	(f)
Vice President of Field	2000	151,405	(g)	—	—	5,525	(f)
Operations — eSupplier	1999	—		—	—	—
Solutions for Europe
Michael Hogan	2001	174,250	(h)	—	10,000	446	(e)
Vice President of Field	2000	160,000		48,500	37,500	108	(e)
Operations — eSupplier	1999	119,731		27,825	—	433	(e)
Solutions for North America and Asia-Pacific
Volker Smid	2001	155,918	(i)	—	36,250	44,221	(k)
Vice President of Marketing	2000	137,421	(j)	25,000	112,500	—
and Sales	1999	—		—	—	—
Jerry Wong	2001	180,000		5,000	16,000	446	(e)
Executive Vice President	2000	160,000		25,000	—	180	(e)
of U.S. Operations and Vice	1999	150,000		325	20,000	433	(e)
President of Finance

(a)	For Mssrs. Bartels, Helgerth and Smid, such amounts include U.S. dollar amounts converted from Deutsche Mark based on an exchange rate of DM2.18 to the dollar, the average exchange rate for 2001, an exchange rate of DM2.12 to the dollar, the average exchange rate for 2000, and an exchange rate of DM1.84 to the dollar, the average exchange rate for 1999.

(b)	Includes $36,182 earned as commissions.

(c)	Includes $72,373 earned as commissions.

(d)	Includes $38,851 earned as commissions.

(e)	Consists of premiums paid by us for term life insurance.

(f)	Represents the dollar value of the benefit to the executive officer for the company-sponsored automobile and of the remainder of a premium paid by us for term life insurance.

(g)	Includes $35,484 earned as commissions.

(h)	Includes $14,250 earned as commissions.

(i)	Includes $5,456 earned as commissions.

(j)	Includes $41,226 earned as commissions.

(k)	Includes $40,000 in connection with Mr. Smid’s termination, $3,775 of relocation reimbursements and $446 of premiums paid by us for term life insurance.

(l)	Includes $106,419 earned as commissions.

Option Grants in Last Fiscal Year

      The following table sets forth information with respect to stock options granted to each of the named executive officers during the fiscal year ended December 31, 2001. All of these options were granted under our 1995 Stock Plan and 2001 Nonstatutory Stock Option Plan and have terms of 10 years, subject to earlier termination in the event the optionees’ services to us cease. See — Incentive Stock Plans for a description of material terms of these options. In accordance with the rules of the U.S. Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on assumed rates of appreciation and do not represent our estimate of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of
	Securities	Options Granted			Stock Appreciation
	Underlying	to Employees	Exercise		for Option Term(3)
	Options	During	Price	Expiration
Name	Granted(#)	Period(1)	($/share)(2)	Date	5%	10%

Dirk Bartels	30,000	5.3%	$3.85	4/20/2011	$72,637	$184,077
David Guinther	5,000	*	3.85	4/20/2011	12,106	30,680
	7,000	1.2%	1.19	7/30/2011	5,239	13,276
Robert Helgerth	70,000	12.4%	1.19	7/30/2011	52,387	132,759
Michael Hogan	10,000	1.8%	3.85	4/20/2011	24,212	61,359
Volker Smid	10,000	1.8%	3.85	4/20/2011	24,212	61,359
	26,250	4.6%	1.19	7/30/2011	19,645	49,785
Jerry Wong	16,000	2.8%	3.85	4/20/2011	38,740	98,175

*	Represents less than 1% of the total options granted under our 1995 Stock Plan and our 2001 Nonstatutory Stock Option Plan during the fiscal year ended December 31, 2001.

(1)	Based on an aggregate of 565,252 options we granted under the 1995 Stock Plan and 2001 Nonstatutory Stock Option Plan during the fiscal year ended December 31, 2001, to employees of POET Holdings, Inc., including the named executive officers.

(2)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on the Neuer Markt of the Frankfurt Stock Exchange or the date of grant, or as determined by the Board of Directors prior to the Company’s securities being traded on the Neuer Markt of the Frankfurt Stock Exchange. The Board of Directors based its determination on the Company’s financial results and prospects or the share price derived for arms-length transactions.

(3)	Potential realizable values are (i) net of exercise price before taxes, (ii) based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term, (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price and converted from euros to U.S. dollars at an exchange rate reported by The Wall Street Journal for December 31, 2001 of $0.8915 per euro. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company’s estimate of future stock price growth.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table sets forth stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.

					Value of Unexercised
			Number of Securities		In-the-Money
			Underlying Unexercised		Options at
			Options at		December 31,
	Shares	Value	December 31, 2001		2001(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Vested	Unvested	Vested	Unvested

Dirk Bartels	—	$—	7,500	22,500	$—	$—
David Guinther	—	—	24,735	31,168	7,169	8,902
Robert Helgerth	—	—	54,166	115,834	—	28,700
Michael Hogan	—	—	19,862	28,438	840	656
Volker Smid	—	—	45,312	—	—	—
Jerry Wong	—	—	19,416	24,084	5,250	2,625

(1)	Market value of the Company’s Common Stock at the exercise date minus the exercise price.

(2)	Market value of the Company’s Common Stock at fiscal year-end minus the exercise price. The market value of the Company’s Common Stock on December 31, 2001, was $1.60 per share, based on an exchange rate of $0.8915 per 1.00 euro, the exchange rate in effect on December 31, 2001, as reported by The Wall Street Journal.

Change of Control and Severance Agreements

      We entered into an employment contract with Jörg Tewes, formerly the Vice President of Engineering of our subsidiary POET Software GmbH, on September 29, 1997, which provides that Mr. Tewes will serve as a managing director of POET Software GmbH for a term ending on the last day of the month in which Mr. Tewes turns 60 years old. Either Mr. Tewes or we may terminate this agreement at the end of each calendar quarter by giving at least three months’ written notice, except that we can terminate Mr. Tewes’ employment with us sooner if he materially breaches his duties under this agreement. As part of his remuneration, we granted Mr. Tewes options to purchase 20,000 shares of our common stock, which vest over a four-year period beginning on July 1, 1998. Mr. Tewes left the Company on March 31, 2001.

      We entered into an employment contract with Jochen Witte, currently our Chief Financial Officer and Executive Vice President of European Operations, on May 19, 1993, which, as amended on September 10, 1998, provides that Mr. Witte will serve as our managing director for a term ending on the last day of the month in which Mr. Witte turns 60 years old. Either Mr. Witte or we may terminate this agreement at the end of each calendar quarter by giving at least three months’ written notice, except that we can terminate Mr. Witte’s employment with us sooner if he materially breaches his duties under this agreement.

      We entered into a Change of Control Severance Agreement with Michael Hogan, currently the Vice President of Field Operations — eSupplier Solutions at our subsidiary POET Software Corporation, on April 2, 1997, which provides that in the event Mr. Hogan’s employment is terminated within 12 months of a change of control of the Company, the vesting of his stock options will accelerate as to that number of options equal to that number of options that would vest over the next 12 months.

      We entered into a Change of Control Severance Agreement with Jerry Wong, currently our Vice President of Finance and Executive Vice President of U.S. Operations, on November 14, 1995, and subsequently amended, which provides that in the event Mr. Wong’s employment is terminated within 12 months of a change of control of the Company, the vesting of his stock options will accelerate as to that number of options equal to that number of options that would vest over the next 12 months.

      We entered into a Settlement Agreement and Release with Volker Smid, the former Vice President of Sales and Marketing of our subsidiary POET Software Corporation, on August 21, 2001, concerning the mutual agreement of Mr. Smid and the Company to terminate Mr. Smid’s employment. The agreement provides for, among other things, payment by the Company of relocation expenses and $40,000 in severance pay, the continuation of certain benefits, and the Company’s waiver of repayment by Mr. Smid of a $25,000 signing bonus paid to Mr. Smid.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2001, none of the members of the Compensation Committee of the Board of Directors was an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). A late report on Form 3 was filed by the Company on May 16, 2001 with respect to the appointment of Gerhard Schulmeyer to the Board of Directors. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, other than the exception described in this paragraph, during fiscal 2001 all executive officers and directors of the Company complied with all applicable filing requirements.

RELATED PARTY TRANSACTIONS

      In the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in Change of Control and Severance Agreements and (2) the transactions described below.

Indemnification

      The Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Conflict of Interest Policy

      The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company’s policy is to require that a majority of the independent and disinterested outside directors on the Board approve all future transactions between POET and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company’s than it could obtain from unaffiliated third parties.

      All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

      The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

      The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

      The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP its independence from the Company.

Conclusion

      Based on the review and discussions referred to above, the committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Respectfully Submitted By:

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS

Dr. Gert Köhler
Dr. Herbert May
Gerhard Schulmeyer

Dated: May 17, 2002

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

      The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company’s executive officers during the fiscal year ended December 31, 2001. Actual compensation earned during fiscal 2001 by the named executive officers is shown in the Summary Compensation Table.

Introduction

      The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company’s achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

Compensation Programs

      Base Salary. The Committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.

      Bonus Plans. Each executive officer participates in the Management Bonus Plan which provides for the payment of a quarterly bonus determined by a formula based on attainment of revenue and expense targets that are established by the Committee.

      Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company’s long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.

      Other. In addition to the foregoing, officers participate in compensation plans available to all employees, such as the Company’s 401(k) retirement plan and employee stock purchase plan. See Executive Compensation.

Compensation Limitations

      The Company has considered the potential future affects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

Respectfully Submitted By:

THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Dr. Gert Köhler
Dr. Herbert May

Dated: May 17, 2002

OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: May 17, 2002

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF
POET HOLDINGS, INC.

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

      The members of the Audit Committee shall meet the independence and experience requirements of the Neuer Market of the Frankfurt Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee shall make regular reports to the Board.

      The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4. Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q.

5. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8. Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive.

12. Review the significant reports to management prepared by the internal auditing department and management’s responses.

A-1

13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b) Any changes required in the planned scope of the internal audit.

(c) The internal audit department responsibilities, budget and staffing.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

A-2

PROXY
POET HOLDINGS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS
June 11, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of POET HOLDINGS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 17, 2002, and hereby appoints Dirk Bartels and Jerry Wong each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of POET HOLDINGS, INC. to be held on June 11, 2002 at 10:00 a.m. local time, the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, (Continued, and to be signed on the other side.)

1.	ELECTION OF DIRECTORS: NOMINEES:	FOR	WITHHOLD FOR ALL

Dirk Bartels

Dr. Gert Köhler

Dr. Herbert May

Gerhard Schulmeyer

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	Appointment of Deloitte & Touche LLP as independent auditors of POET Holdings, Inc. for the fiscal year ending December 31, 2002.	FOR	AGAINST	ABSTAIN

(continued and to be signed and dated on the other side)

(continued from other side)

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE COMPANY’S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND THE APPOINTMENT OF DELOITTE & TOUCHE LLP OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature(s)

Dated	, 2002